                                                                      EXHIBIT 12

                             BELLSOUTH CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              MILLIONS OF DOLLARS

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
                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30,             FOR THE YEAR ENDED DECEMBER 31,
                                     ----------------------   ------------------------------------------
                                         1997         1996     1996     1995     1994     1993     1992
                                     -------------   ------   ------   ------   ------   ------   ------
 1.  Earnings
     (a)  Income from continuing
          operations before
          deductions for taxes and
          interest.................     $4,756       $4,098   $5,329   $3,312   $4,069   $2,318   $3,354
     (b)  Portion of rental expense
          representative of
          interest factor..........         68           67       90       84      100      104      104
     (c)  Equity in losses from
          less-than-50% owned
          investments (accounted
          for under the equity
          method of accounting)....         61           49       68      163       79       45       23
     (d)  Excess of earnings over
          distributions of
          less-than-50%-owned
          investments (accounted
          for under the equity
          method of accounting)....        (62)         (29)     (53)     (45)     (53)     (37)     (15)
                                        ------       ------   ------   ------   ------   ------   ------
          Total....................     $4,823       $4,185   $5,434   $3,514   $4,195   $2,430   $3,466
                                        ======       ======   ======   ======   ======   ======   ======

 2.  Fixed Charges
     (a)  Interest.................     $  582       $  545   $  739   $  745   $  686   $  712   $  761
     (b)  Portion of rental expense
          representative of
          interest factor..........         68           67       90       84      100      104      104
                                        ------       ------   ------   ------   ------   ------   ------
          Total....................     $  650       $  612   $  829   $  829   $  786   $  816   $  865
                                        ======       ======   ======   ======   ======   ======   ======
                                          7.42         6.84     6.55     4.24     5.34     2.98     4.00
     Ratio (1 divided by 2)........
                                        ======       ======   ======   ======   ======   ======   ======
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